QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.49

MODIFICATION AGREEMENT
(3rd)

        This Modification Agreement ("Modification Agreement") is made as of January 8, 2002 by PERMA-BILT, a Nevada corporation ("Borrower") and Bank of America, N.A. ("Bank").

Factual Background

        A.    Under a Master Revolving Line of Credit Construction Loan Agreement dated as of April 18, 2001 (the "Loan Agreement"), Bank entered with Borrower into a Construction Revolving Line of Credit Loan in the maximum principal amount of Fifty Million and no/100 Dollars ($50,000,000) (the "RLC" or the "RLC Loan"). The RLC Loan is evidenced by a Promissory Note dated as of April 18, 2001 payable by Borrower to Bank, in the amount of $50,000,000 (the "RLC Note").

        B.    The RLC Loan is secured by, among other things, a Construction Deed of Trust with Assignment of Rents, Security Agreement and Fixture Filing recorded May 10, 2001 in Book 20010510 as Document No. 01209 of the Official Records of the Clark County Recorder (the "Deed of Trust") covering the land and improvements and certain other property identified in the Deed of Trust (the "Property"). In addition, Borrower has executed that certain Secured Indemnity Agreement dated as of April 18, 2001 in favor of Bank with respect to the Property (the "Indemnity Agreement").

        C.    Pursuant to the terms of this Modification Agreement, Bank and Borrower have agreed to modify certain covenants and requirements of the Loan Documents.

        D.    As used herein, the term "Loan Documents" shall mean the Loan Agreement, the RLC Note, the Deed of Trust, the Indemnity Agreement, this Modification Agreement, the modification agreement between Bank and Borrower dated July 18, 2001 ("Modification 1"), the modification agreement between Bank and Borrower dated August 13, 2001 ("Modification 2"), any other documents executed in connection with the RLC Loan or this Modification Agreement, as any or all of them may have been amended to date.

        E.    Borrower and Bank now wish to modify the RLC Loan and Loan Documents as set forth herein.

Agreement

        Therefore, Borrower and Bank agree as follows:

        1.    Recitals.    The recitals set forth above in the Factual Background are true, accurate and correct.

        2.    Reaffirmation of Loans.    Borrower reaffirms all of its obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of any sums due under the Loan Documents.

        3.    Modification of Loan Documents.    The Loan Documents are modified and amended as follows:

    (i)
    All Loan Documents. The defined term "Zenith" in all Loan Documents is revised to mean both Zenith Insurance Company ("ZIC") and Zenith National Insurance Corp. ("ZNIC").

    (ii)
    Deed of Trust. Section 6.1(a) of the Deed of Trust is modified by deleting same and replacing it with the following:

      "(a) "Accelerating Transfer" means any sale, contract to sell, conveyance, encumbrance, lease, alienation or further encumbrance not expressly permitted under the Loan Agreement, or other transfer of all or any material part of the Property, Borrower (if Borrower is other than an individual), or any interest in the Property or Borrower, whether voluntary, involuntary, by operation of law or otherwise, unless Beneficiary and Lending Bank have given their prior express written consent to such "Accelerating Transfer" which consent shall be made by Beneficiary and Lending Bank in their sole and unbridled discretion. "Accelerating Transfer" also means any transfer or transfers of shares possessing, in the aggregate, more than forty-nine percent (49%) interest of voting power in Trustor. "Accelerating Transfer" also means: (i) the sale or transfer of stock of Borrower by ZIC such that ZIC does not maintain ownership of one hundred percent (100%)of the outstanding voting stock of Borrower; or (ii) the sale or transfer of stock of ZIC by ZNIC, such that ZNIC does not maintain ownership of at least seventy-five (75%) of the outstanding voting stock of ZIC."

    (iii)
    Loan Agreement.

    (A)
    Recital G of the Loan Agreement is modified by deleting same and replacing it with the following:

        "G. "One hundred percent (100%) of Borrower's outstanding capital stock is, and shall continue to be, owned by Zenith Insurance Company ("ZIC") and at least seventy five percent (75%) of the outstanding voting stock of ZIC is, and shall continue to be, owned by Zenith National Insurance Corp. ("ZNIC")."

      (B)
      Sections 2.14 (d) and 2.14 (e) of the Loan Agreement are modified by deleting same and replacing them with the following:

        "(d) within one hundred twenty (120) days after the end of each of ZNIC's fiscal years, Borrower shall deliver audited, unqualified financial statements to Bank together with a statement showing all changes in the financial condition of ZNIC which occurred during the preceding fiscal year;

        (e) within thirty (30) days of filing, a copy of ZNIC's 10Q;"

      (C)
      Section 2.26 of the Loan Agreement is modified by deleting same and replacing it with the following:

        "2.26    Zenith Minimum Ownership: Borrower covenants that ZIC shall at all times own one hundred percent (100%) of Borrower's outstanding capital stock, and ZNIC shall at all times own at least seventy five percent (75%) of the outstanding voting stock of ZIC."

      (D)
      Exhibit D of the Loan Agreement is replaced with the attached Exhibit D and Exhibit I of the Loan Agreement is replaced with the attached Exhibit I.

        4.    Conditions Precedent.    Before this Modification Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower's sole cost and expense in a manner acceptable to Bank in the exercise of Bank's sole judgment:

          (a) Bank shall have received such assurance as Bank may require that the validity and priority of the Deed of Trust has not been and will not be impaired by this Modification Agreement or the transactions contemplated by it, including the issuance of such endorsements as required by Bank to Bank's existing ALTA Lender's Policy of Title Insurance (or the issuance of a new policy), insuring that the Deed of Trust is a first lien on the Property.

          (b) Bank shall have received fully executed and, where appropriate, acknowledged originals of:

      (i)
      this Modification Agreement, and

      (ii)
      any other documents which Bank may require or request in accordance with this Modification Agreement or any other loan documents.

          (c) Bank shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Bank in connection with this Modification Agreement, including charges for title insurance endorsements, recording, filing and escrow charges, fees for appraisal, architectural and engineering review, environmental services, mortgage taxes, and legal fees and expenses of Bank's counsel. Such costs and expenses may include the allocated costs for services for Bank's in-house staffs, such as legal, appraisal, and environmental services.

        5.    Borrower's Representation and Warranties.    Borrower represents and warrants to Bank as follows:

          (a)    Loan Documents.    All representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct as of the date hereof.

          (b)    No Default.    No Event of Default (as defined in the Loan Documents) has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.

          (c)    Borrowing Entity.    Borrower is a corporation which is duly organized and validly existing under the laws of the State of Nevada. There have been no changes in the organization, composition, ownership structure or formation documents of Borrower since April 18, 2001, other than the changes in stock ownership of Borrower as referenced herein.

        6.    Incorporation.    This Modification Agreement shall form a part of each of the Loan Documents, and all references to the Loan Documents shall mean such documents as hereby modified.

        7.    No Prejudice; Reservation of Rights.    This Modification Agreement shall not prejudice any rights or remedies of Bank under any Loan Documents.

        8.    No Impairment.    Except as specifically hereby amended, the Loan Documents shall remain unaffected by this Modification Agreement and all such documents shall remain in full force and effect.

Nothing in this Modification Agreement shall impair the lien of the Deed of Trust, which as hereby amended shall remain one deed of trust with one power of sale, creating a first lien encumbering the Property.

        9.    Purpose and Effect of Bank's Approval.    Bank's approval of any matter in connection with the RLC Loan shall be for the sole purpose of protecting Bank's security and rights. No such approval shall result in a waiver of any default of Borrower. In no event shall Bank's approval be a representation of any kind with regard to the matter being approved.

        10.    Integration.    The Loan Documents, including this Modification Agreement: (a) constitute integrated loan documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreements with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Modification Agreement and those of any other agreement or instrument, including any other loan documents, the terms, conditions and provisions of this Modification Agreement shall prevail.

        11.    Miscellaneous.    This Modification Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Modification Agreement or any other loan documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of such loan documents. This Modification Agreement shall be governed by the laws of the State of Nevada, without regard to the choice of law rules of that State. As used here, the word "include(s)" means "include(s), without limitation", and the word "including" means "including, but not limited to".

        IN WITNESS WHEREOF, the parties have executed this Modification Agreement on the date first written above.

PERMA-BILT, a Nevada corporation		BANK OF AMERICA, N.A.
By:	/s/ Daniel Schwartz Daniel Schwartz, President	By:	/s/ Gary Persichino Gary Persichino, Vice President

EXHIBIT D
Zenith Letter

            , 2001

Bank of America, N.A.
NV1-119-04-01
REBG, Home Builder Division 08957
300 S. Fourth St., 4th Floor
Las Vegas, Nevada 89101

Gentlemen:

        It is our understanding that you have provided a loan under that certain Master Revolving Line of Credit Construction Loan Agreement, as amended (the "Revolving Line") dated as of                   to our affiliate Perma-Bilt, a Nevada corporation ("Perma-Bilt" or "Borrower"). This confirms that the Revolving Line has been extended at our special request and that we have full knowledge of and agree with the obligations being undertaken by Perma-Bilt in connection with such Revolving Line.

        This will confirm that 100% of Borrower's outstanding capital stock is, and shall continue to be, owned by Zenith Insurance Company ("ZIC") and at least 75% of the outstanding voting stock of ZIC is, and shall continue to be, owned by Zenith National Insurance Corp. ("ZNIC")" and that as a result of this ownership structure, we derive a benefit from your extension of the Revolving Line. ZIC and ZNIC are referred to collectively in this letter as "Zenith"

        We promise to take any necessary action to ensure that Perma-Bilt honors the following obligations to your bank:

        (1)  Perma-Bilt provides you within 120 days after the end of the fiscal year with ZNIC's CPA audited balance sheets and income statements, and within 30 days after filing, ZNIC's June 30, 10Q filing; and

        (2)  Perma-Bilt maintains a leverage ratio as follows: (A) Total Adjusted Liabilities to (B) Total Adjusted Net Worth shall not exceed 3.0 to 1. Total Adjusted Liabilities shall mean total liabilities less debt of the Borrower owed to Zenith which debt has been subordinated to this Revolving Line by an instrument in writing acceptable to the Bank (herein "Zenith Subordinated Debt"). Total Adjusted Net Worth shall mean the Borrower's net worth plus Zenith Subordinated Debt. "Net worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, deferred receivables, and other like intangibles), less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets. In the event this ratio is not satisfied, Zenith shall, within fifteen (15) days, subordinate additional debt owed to it by Borrower such that this ratio is satisfied.

        (3)  Any rights of Zenith, whether now existing or later arising, to receive payment on account of any indebtedness (including interest) owed to Zenith by Perma-Bilt, shall at all times be subordinate, as to lien and time of payment and in all other respects, to the full and prior repayment to Bank of the credit it has extended to Perma-Bilt, to the extent necessary to allow Perma-Bilt to satisfy the requirements of the foregoing paragraph (2). Zenith shall not be entitled to enforce or receive payment of any sums so subordinated or which should be subordinated until such credit (and any other credit provided by Bank of America NA or its predecessors-in-interest, Bank of America NT&SA or Bank of America, a Nevada corporation, to Perma-Bilt for which we have provided a similar letter) has been paid and performed in full, and any such sums received in violation hereof shall be received by Zenith in trust for Bank. The foregoing notwithstanding Zenith is not prohibited from receiving payment on account of any indebtedness (including interest) owed to it by Perma-Bilt as long as the credit facility extended by Bank is not in default as defined by the executed loan documents.

Sincerely, ZENITH NATIONAL INSURANCE CORP.		ZENITH INSURANCE COMPANY
By:		By:
	Stanley R. Zax, President and Chairman of the Board		Print name and title

EXHIBIT I
Perma-Bilt
Covenant Compliance Certificate
For Quarter Ending
(Two Certificates)

Bank of America, NA
REBG — Home Builder Division
300 South 4th Street, 4th Floor
Las Vegas, NV 89101

Dear Ladies and Gentlemen:

        This Covenant Compliance Certificate refers to the Master Revolving Line of Credit Loan Agreement dated as of April 28, 2001 (as it may hereafter be amended, modified, extended, or restated from time to time, the "Loan Agreement"), between Perma-Bilt Corporation ("Borrower") and Bank of America, NA. ("Bank") Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

        Pursuant to the Loan Agreement, the undersigned, the chief financial officer of the Borrower, hereby certifies that:

        1)    Enclosed are the quarter ending financial statements for the Borrower as required under Section 2.14(b) of the Loan Agreement, which, to the undersigned's knowledge, after due inquiry, fairly present in all material respects the financial position of the Borrower and the results of its operations at dates and for the periods indicated, and have been prepared substantially in accordance with GAAP.

        2)    To the best of the undersigned's knowledge, no "Event of Default" has occurred (or if so, specifying the nature and extent thereof and any corrective actions taken or to be taken).

        3)    As of the last day of the Reporting Quarter, the computations to the attached "Calculation Sheet" were true and correct.

Perma-Bilt Corporation
By:

Craig A. Hardy, Vice President — Finance

Bank of America, NA
REBG — Home Builder Division
300 South 4th Street, 4th Floor
Las Vegas, NV 89101

Dear Ladies and Gentlemen:

        This Covenant Compliance Certificate refers to the Master Revolving Line of Credit Loan Agreement dated as of April 28, 2001 (as it may hereafter be amended, modified, extended, or restated from time to time, the "Loan Agreement"), between Perma-Bilt Corporation ("Borrower") and Bank of America, NA. ("Bank") Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

        Pursuant to Loan Agreement, the undersigned, the authorized representatives of Zenith National Insurance Corp. ("ZNIC") and Zenith Insurance Company("ZIC") (ZNIC and ZIC collectively, ("Zenith"), hereby certify that:

        1)    As of the last day of the Reporting Quarter, ZIC owns 100% of Borrower's outstanding capital stock and ZNIC owns at least 75% of the outstanding voting stock of ZIC. As agreed to in that certain letter (the "Zenith Letter") in the form attached as Exhibit D to the Loan Agreement from Zenith to the Bank dated                  , ZIC has agreed and hereby confirms such agreement to maintain ownership of 100% of Borrower's outstanding capital stock, and ZNIC has agreed and hereby confirms such agreement to maintain ownership of at least 75% of the outstanding voting stock of ZIC.

        2)    As set forth in the Zenith Letter, Zenith has subordinated, and hereby confirms the subordination of, any rights of Zenith to receive payment on account of any indebtedness (including interest) owed to Zenith by Perma-Bilt, and Zenith hereby confirms that the amount of such subordinated debt is not less than $        ; more specifically ZNIC hereby confirms that the amount of such subordinated debt is not less than $        and ZIC hereby confirms that the amount of such subordinated debt is not less than $        .

ZENITH NATIONAL INSURANCE CORP.		ZENITH INSURANCE COMPANY
By:		By:
	Stanley R. Zax, President and Chairman of the Board		Print name and title

QuickLinks

MODIFICATION AGREEMENT (3rd)
Factual Background
Agreement
EXHIBIT D Zenith Letter , 2001
EXHIBIT I Perma-Bilt Covenant Compliance Certificate For Quarter Ending (Two Certificates)